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                                                                    Exhibit 23.1
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                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated March 22, 2000, with respect to the consolidated financial statements and schedules of Scottish Annuity & Life Holdings, Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission in the Registration Statement (Form S-8) pertaining to the Second Amended and Restated 1998 Stock Option Plan, the 1999 Stock Option Plan, and the Harbourton Employee Options.


/s/ ERNST & YOUNG

Ernst & Young
George Town, Grand Cayman
British West Indies
December 6, 2000